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                                                                     Exhibit 99


[AVNET LOGO]                                                        [LETTERHEAD]

PRESS RELEASE

                                NOVEMBER 13, 2001


               AVNET, INC. CHAIRMAN SPEAKING AT THE MERRILL LYNCH
                           "US TECHTRENDS CONFERENCE"



Roy Vallee, chairman and CEO of Avnet, Inc. (NYSE:AVT) will be speaking at the Merrill Lynch "US TechTrends Conference" at the Landmark London Hotel in the UK on Friday, November 16, 2001. Mr. Vallee will begin his presentation at 8:30 am London time (3:30 am Eastern Time).

If you are interested in listening to Mr. Vallee's remarks, an audio broadcast of the meeting will be available on the Investor Relations homepage of the Avnet, Inc. web site, http://www.avnet.com/corporate/investors/calendar.html. A replay will be archived on the Investor Relations home page of the Company's web site http://www.avnet.com.

Management of Avnet, Inc. may, from time to time, comment on expectations relative to Avnet's future financial performance during discussions with investors, the media, investment analysts, and others. To the extent management's expectations differ during those discussions from the comments made by management, such new expectations will be posted on the Investor Relations home page of Avnet's web site.

If you have any questions, please contact Lillie Scarna, Manager of Shareholder Services, at (480) 643-7291 or lillie.scarna@avnet.com

Phoenix, Arizona-based Avnet, Inc., a Fortune 500 company, is one of the world's largest distributors of semiconductors, interconnect, passive and electromechanical components, enterprise network and computer equipment, and embedded sub-systems from leading manufacturers. Serving customers in 63 countries, Avnet markets, inventories and adds value to these products and provides world-class supply-chain management and engineering services. Avnet's Web site is located at www.avnet.com.